                                                                    EXHIBIT 23.1

                  [LETTERHEAD OF GRANT THORNTON APPEARS HERE]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 15, 1999, accompanying the consolidated financial statements included in the Annual Report of Creditrust Corporation on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Creditrust Corporation on Form S-8 (File No. 333-70863, effective January 20,
1999).


                                                          /s/ Grant Thornton LLP


Vienna, Virginia
March 24, 1999